                                                                    Exhibit 99.3

                            STORAGE LEASE AGREEMENT

State of Illinois                     County of Cook

THIS LEASE AGREEMENT is made and entered into this 21st day of April, 1994 by and between the Lessor and Lessee hereinafter named.

The following Definitions and Basic Provisions shall be construed in conjunction with and limited by the references thereto in other provisions of this Lease:

     (a) "Lessor": 1800 Sherman Associates, an Illinois General Partnership, by its agent Equity Office Properties, Inc.

     (b) "Lessee": Cass Communications, Incorporated, an Illinois Corporation

     (c) "Premises": approximately 1,290 square feet on floor 9 (________) in the Building known as The 1800 Sherman Building, such Premises being shown and outlined on the plan attached hereto and labeled as Exhibit(s) A.

     (d) "Lease Term": a period of 111 months commencing on May 1, 1994, and ending on July 31, 2003.

     (e) "Base Monthly Rent": the sum of $860.00 due and payable on or before the first day of each calendar month at the office of Lessor during the Lease Term without prior demand. The Base Monthly Rent shall increase by six percent (6%) on each January 1 that this Lease is in effect.

     (f) "Prepaid Rental": $ N/A, representing payment of the Base Monthly Rent for the first month of the Lease Term.

     (g) "Security Deposit": $ N/A

     (h) "Permitted Use": office storage


     (i) Exhibits consisting of 4 pages with sections labeled consecutively A through B are attached hereto, initialed by both parties, and made a part hereof.

     (j) "Calendar Year": a twelve-(12) month period commencing January 1 and ending December 31.

Granting Clause. In consideration of the obligation of Lessee to pay rent as herein provided, and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Premises for the Lease Term specified upon the terms, covenants, and conditions set forth in this Lease. This Lease is conditioned upon faithful performance by Lessee of the following agreements, covenants, rules and regulations, herein set out and agreed to by Lessee.

Payments
     (a) Lessee shall pay to Lessor all rents and sums required to be paid under this Lease without demand at the times and in the manner provided. The obligation of Lessee to pay rent is an independent covenant, and no act or circumstance, whether constituting breach of any covenant by Lessor or not, shall release Lessee of this obligation.

     (b) Lessee shall pay to Lessor a reasonable charge (or all replacements of electric lamps, fluorescent or otherwise, and ballasts following the initial installation by Lessor.

     (c) Lessee shall pay to Lessor as rent all charges for any miscellaneous services, goods, or materials furnished by Lessor at Lessee's request which are not required to be furnished by Lessor under this Lease.

     (d) Lessee shall pay Lessor for utilities as provided in attached Exhibit N/A, which is incorporated herein.

     (e) In the event that payment of any amount required to be paid pursuant to this Lease is not made within 5 calendar days of when due, a service fee of five percent (5%) of the entire said amount will be added and owing as additional rent, due immediately to Lessor.

     (f) All payments shall be paid to the order of 1800 Sherman Associates.

1. Transfer of Lessor's Rights. Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the Building and the real estate associated therewith. Such transfers or assignments, howsoever made, are to be fully respected and recognized by Lessee. Any such transfer shall operate to release Lessor from further liabilities under this Lease. This Lease shall inure to the benefit of the Lessor and its successors and assigns; and with the written consent of Lessor first had, to the benefit of the heirs, executors and/or administrators, successors and assigns of Lessee.

2. Possession. If for any reason the Premises ar not ready for occupancy by Lessee at the time of commencement of this Lease, thisease shall not be affected thereby, and Lessee waiver and releases all claims for damages arising out of any such delay. No rent shall be payable for site period during which the Premises shall not be ready for occupancy unless such delay is caused by Lessee. By moving into the Premises or taking possession thereof, Lessee accepts the Premises as is and suitable for the purposes for which the same are leased and accepts the Building and each and every appurtenance thereof. Lessee by said act waives any and all defects therein.*

3. Indemnity, Liability and Loss or Damage. Lessor shall not be liable to Lessee or Lessee's agents, employees, guests, invitees, or to any person claiming by, through or under Lessee for any injury to person, loss or damage to property, or for loss or damage to business, occasioned by or through the acts or omissions of Lessor or any other person, or by any other cause whatsoever except for Lessor's gross negligence or willful misconduct. To the extent Lessor is not prevented by law from contracting against such liability, Lessee shall indemnify Lessor, its principals, agents, beneficiaries, and employees and save them harmless from all suits, actions, damages, liabilities, and expenses in connection with the loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, as, or from the Premises. If Lessor shall, without fault on its part, be made a party to any action commenced by or against Lessee, Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses, and attorney's fees.

4. Legal Use. Lessee will not occupy or use, nor permit any portion of the Premises so be occupied or used for arty purpose other than as specified in the Definitions and Basic Provisions portion of this Lease, nor for any business or purpose which is unlawful in part or in whole or deemed to be disreputable or hazardous in any manner. Lessee will conduct its business and control its agents, employees, and invitees in such a manner so as not to create any nuisance, interfere with, annoy, or disturb other tenants or Lessor in the management of the Building. Lessee will maintain the Premises ins clean and healthful condition and comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal, and other entities asserting jurisdiction over the Premises) with reference so the use and occupancy of the Premises.

          Lessee shall not permit anything to be done which will in any way increase the rates of insurance on the Building or its contents. In the event that, by reason of any acts of Lessee or its conduct of business, there shall be an increase in the rate of insurance on the Building or its contents. Lessee hereby agrees to pay any and all such increase. Payment by Lessee of any such rate increase shall not be a waiver of Lessee's duty to comply herewith.

5. Insurance. During the term of this Lease and any extension thereof, Lessee shall, at its own cost and expense, maintain and provide Commercial General Liability insurance coverage for the benefit and protection of Lessor and Lessee, naming both as insureds in an amount not less than $1,000.000 Combined Single Limit per occurrence with an aggregate of $2,000,000. Lessee shall also carry "all risk" physical loss insurance coverage for the full replacement cost of all additions, improvements, and alterations to the Premises, and all items of Lessee's personal property in, on, or shout the Premises. All insurance provided hereunder shall be secured from responsible companies acceptable to Lessor and qualified to do business in the state where the Premises are located. Prior to the Commencement Date of the Lease Term, Lessee shall furnish Lessor with certificates evidencing such coverage stating that such coverage may not be changed or cancelled by the insurer or Lessee without at least thirty (30) days prior written notice to Lessor.

*If Lessee takes possession of the Premises prior to the Commencement Date for any reason whatsoever such possession shall be subject to all the terms and conditions of the Lease and Lessee shall pay Base Monthly Rent to Lessor on a per diem basis for each day of occupancy prior to the Commencement Date.

6. Waiver of Subrogation. The parties hereby intend that the risks of loss, damage, and injury in connection with this Lease, Lessor's ownership and operation of the Building and Project, and Lessee's leasing and occupancy of the Premises are to be allocated as far as possible to insurance. Therefore, Lessor and Lessee each hereby waive all claims, actions, and demands against each other, and each hereby releases the other from all liability, to the maximum extent permitted by law for any loss, damage or injury to business, persons or property of any kind or nature, to the extent such loss, damage, or injury is compensated by insurance. The foregoing waivers shall not apply to the extent such waivers would operate to invalidate or preclude recovery under any policies of insurance or where endorsements to such insurance policies recognizing such waivers are not available at reasonable cost.

7. Alterations, Additions, Improvements. Lessee shall not make alterations in or additions or improvements to the Premises without Lessor's prior written consent. All such work shall: (a) be at Lessee's expense; (b) comply with all insurance requirements said with all applicable ordinances, regulations, and statutes of the jurisdictions in which the Premises are located; (c) in Lessor's judgment, be performed using new materials its a good and workmanlike manner, in accordance with sound building practices; and (d) not interfere with other lessees' use of their premises within the Building. Before undertaking any alterations or construction, Lessee shall pay for and deliver to Lessor a public liability policy insuring Lessor and Lessee against any liability which may arise on account of such proposed alterations or construction work in a form and amounts reasonably acceptable to Lessor. All such alterations, additions or improvements shall be of new or completely reconditioned materials and, except as otherwise provided herein, shall remain the property of Lessor.

          Lessor shall have the right at any lime to alter, repair, or improve any portion of the Premises and the Building. Lessor and its representatives for any such purpose may enter on and about tine Premises or the Building with such material, and erect scaffolding and all other necessary structures. Lessee waives any claim for any damage or inconvenience which may arise unless caused solely by Lessor's gross negligence.

8.        Fire Damage.

     (A) If the Premises or the Building shall be damaged by any cause or means whatsoever not caused or contributed to by the negligence or fault of Lessee, its employees, servants, agents, or visitors, and if said damage can be repaired within a period of sixty (60) working days by using standard working methods and procedures, Lessor shall, within a reasonable time after the occurrence of said damage, enter and make repairs, and this Lease shall not be affected and shall continue in full force and effect.

     (B)   However, if said damage cannot be repaired within a period of sixty
     (60) working days by using standard working methods and procedures, Lessor shall have the option of either (a) terminating this Lease as of Site date of such occurrence and Lessee shall pay rent hereunder to such date and immediately surrender the Premises to Lessor or (b) keeping this Lease in full force and effect and restoring the Premises to substantially the same condition as existed prior to the date of such occurrence. Lessor shall give written notice of the option selected within the aforementioned sixty-
     (60) day period.

     (C) If Lessor so elects to continue this Lease and restore the Premises, Lessor shall within a reasonable time after said notice enter and make repairs. This Lease shall not be affected thereby, except that rents hereunder shall be reduced or abated while such repairs are being made for the period of time and in the proportion that the Premises are untenantable.

     (D) However, if such damage is contributed to or results from the fault of Lessee, Lessee's employees, servants, agents, or visitors, such damage shall be repaired by and at the expense of Lessee under the control, direction, and supervision of Lessor. In such event, all rents due so Lessor shall continue without abasement or reduction regardless of the length of time of repair.

     (E) The completion of repairs of all such damage is subject to reasonable delays which may result from but not be limited so the following: the survey of such damage, obtaining plans and drawings, negotiating contracts for repair, adjustment for insurance loss, strikes, labor difficulties, unavailability of material, or other causes beyond the control of the party obligated to make such repairs.

9. Repairs and Re-entry. Lessee will, at Lessee's own coat and expense, keep the Premises in sound condition and good repair, and shall repair or replace any damage or injury done to the Building or any part thereof by Lessee or Lessee's employees, servants, agents, or visitors. If Lessee fails to make such repairs or replacements within fifteen (15) days of occurrence, Lessor may at its option make such repairs or replacements, and Lessee shall repay all costs thereof, plus a twenty percent (20%) administrative fee, so Lessor on demand as additional rent. Lessee will not commit or allow any waste or damage to be committed on any portion of the Premises. Lessee shall at termination of this Lease by lapse of time or otherwise, deliver up the Premises to Lessor in as good condition as at date of possession (ordinary wear and tear excepted) and Lessor shall have the right to re-enter and resume possession of the Premises whether or not the Premises have been vacated by Lessee. It is the responsibility of Lessee to restore the Premises to the condition that existed when Lessee first took possession if Lessor so requests.

10. Attorney's Fees. In case Lessee defaults so the performance of any of the terms, covenants, agreements, or conditions contained in this Lease, and Lessor places the enforcement of this Lease, or any pass thereof, in the hands of an attorney or files suit upon the same, Lessee agrees to pay any and all attorney's fees, colts, and expenses through any appeal period.

11. Entry for Repairs and Inspection. Lessee will permit Lessor, its respective officers, agents, and representatives to enter into and upon all parts of the Premises, as all reasonable hours to inspect clean, repair, make alterations and additions as Lessor may deem necessary, and for any other valid business reason. Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

12. Lien for Rent. In consideration of the mutual benefits arising by virtue of this Lease, Lessee does hereby grant to Lessor an express contract lien on and a security interest in all property of Lessee now or hereinafter placed in or upon the Premises (except such property or merchandise as may he exchanged, replaced, or sold from time to time in the ordinary course of Lessee's operations or trade) and also upon all proceeds of any insurance which may accrue to Lessee by reason of damage or destruction of any such property. Said property is hereby subjected to a lien in favor of Lessor and shall be and remain subject to such a lien for the payment of all rents and other sums agreed to be paid by Lessee herein. Said lien shall be in addition to and cumulative of the Lessor's lien provided by law.

13. Severability; Captions. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, it is the intention of both parties that the remainder of this Lease shall not be affected thereby. It is also the intention of site parties that in lieu of each clause or provision that is illegal, invalid, or unenforceable there be added as part of this Lease a clause or provision similar in terms which shall make such clause or provision legal, valid, and enforceable. The caption of each paragraph is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

14. Security Deposit. Upon the occurrence of any default by Lessee, Lessor may, from time to time, without prejudice to any other remedy, use the Security Deposit so the extent necessary to make good any arrearage of rent and any other damage, injury, expense, or liability caused to Lessor by such default. Said Security Deposit shall not be considered an advance payment of any rent or a measure of Lessor's damages in case of default by Lessee. Said Security Deposit shall be refunded to Lessee after the termination of this Lease and after all obligations of Lessee under the Lease have been fulfilled.

15. Entire Agreement. It is expressly agreed by Lessee, as a material consideration for the execution of this Lease, that there are and were no verbal representations, understandings stipulations agreements, or promises pertaining thereto not incorporated in writing herein. This Lease shall not be altered, waived, amended, extended, or otherwise except in writing signed by both Lessor and Lessee. Any such addenda shall become a part of this Lease to the full extent as if incorporated herein.

16. Execution; Exculpation. The submission of this Lease by Lessor, its agent or representative, for examination or execution by Lessee does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Lessee. It is intended that this Lease shall only become effective upon execution by Lessor and delivery of a fully executed counterpart to Lessee.

          It is expressly understood and agreed by Lessee that any representations, warranties, covenants, undertakings, and agreements made on the part of Lessor have not been made with the intention of binding Lessor personally, but rather for the purpose only of subjecting Lessor's interest in the Building and the Premises to the terms of this Lease and for no other purpose. Such exculpation of liability shall be absolute amid without exceptions whatsoever.

17. Notices. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered or addressed and mailed to the respective party to whom notice is intended to be given at the following address of such party. Notices pertaining to Lease Term, options, cancellations, renewals, etc., must be delivered via certified or registered mail (return receipt requested).

 If to Lessee                                   If to Lessor

          Cass Communications                       Equity Office Properties*
          1800 Sherman, Suite 300                   1800 Sherman
          Evanston, IL  60201                       Evanston, IL  60201

18. Brokers. Lessee represents and warrants to Lessor that neither it, its officers, agents, nor anyone on its behalf has dealt wish any real estate broker in the negotiation or making of this Lease. Lessee agrees to indemnify and hold Lessor harmless from the claim or claims of any broker or brokers claiming to have interested Lessee in the Building or Premises or claiming to have caused Lessee to enter into this Lease.

19. Rights to Terminate. This Lease may be terminated by either party at any time provided that 30 days prior written notice is given to other party. However, Lessee may not terminate this Lease during the first twelve
     (12) months of the Agreement.

20. Rules of the Building. Lessee, Lessee's agents, employees, and invitees will comply fully with the rules and regulations of the Building attached hereto and incorporated herein. Lessor shall at all times have the right to change such rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, cleanliness of the Building, its tenanted areas, and the preservation of good order therein. All such changes and amendments will be forwarded to Lessee in writing and shall be carried out and observed by Lessee.

21. Assignment or Subletting by Lessee. Lessee will not mortgage, assign, transfer or otherwise encumber this Lease, or allow same to be assigned by operation of law or otherwise, or sublet site Premises or any part thereof, without site prior written consent of Lessor.

22. Liens by Lessee. Lessee shall keep the Premises and the real estate of which the Premises forms a part free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. In the event that Lessee shall not, within live (5) days following the imposition of any such lien, cause the same to be released of record by payment or bonding over said lien. Lessor shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper. All sums paid by Lessor and all expenses incurred by it in connection therewith shall automatically create an obligation of Lessee to pay, on demand, an equivalent amount times two (2). No work which Lessor permits Lessee to perform shall be deemed to be for the immediate use and benefit of Lessor, and no mechanic's or other lien, shall be allowed against the estate of Lessor by reason of its consent to such work.

23. Cross Defaults. In the event Lessee or any subsidiary or affiliate of Lessee shall have other leases for other premises in the Building or Project, any default by Lessee under such other leases shall be deemed to be a default herein, and Lessor shall be entitled to enforce all rights and remedies as provided for a default herein.

24. Abandonment. If the Premises are abandoned or vacated by Lessee, Lessor shall have the right, but not the obligation, to: (a) provide for the storage of any personal property remaining in the Premises without liability of any kind or nature for the cost of storage or the return of the personal property to Lessee and/or (b) take title to the abandoned personal property, which title shall pass to Lessor under this Lease as a Bill of Sale, without additional payments or credit from Lessor or Lessee, and/or (c) relet the same for the remainder of the period covered hereby. If the rent received through such reletting is not least equal to all rents provided hereunder, Lessee shall pay and satisfy any and all deficiencies. Lessee shall also be responsible for all expenses incurred by any such reletting, including but not limited to, the cost of renovating, altering and marketing site Premises for a new occupant.

*With a copy to: Equity Office Properties, Inc., 2 North Riverside Plaza, Chicago, IL 60606

25. Holding Over. In case Lessee retains possession of the Premises after expiration or early termination of this Lease, Lessee will pay as liquidated damages two (2) times the greater of all existing rents being paid by Lessee or market rent for the Premises for the entire holdover period. No holding over by Lessee after the termination of the Lease Term, either with or without consent and acquiescence of Lessor, shall operate to extend this Lease for a longer period than one (1) day. Any holding over with Lessor's prior written consent shall constitute a lease from day to day.

26. Default by Leases. In the event: (a) Lessee fails to comply with any term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established for the government of the Building; or (b) Lessee deserts or vacates the Premises; or (c) any petition is filed by or against Lessee under any section or chapter of the national Bankruptcy Act, as amended, or under any similar law or statute of the United States or of any state thereof; or (d) Lessee becomes insolvent or makes a transfer in fraud of creditors; or (e) Lessee makes an assignment for benefit of creditors; or (f) a receiver is appointed for Lessee or any of the assets of Lessee. Lessor shall have the option to do any one or more of the following without notice in addition to and not in addition to and not in limitation of any other remedy permitted by law or by this Lease:

     (A) Terminate this Lease, in which event Lease shall immediately surrender the Premises to Lessor. If Lessee shall fail to do so, Lessor may, without notice or prejudice to any other remedy Lessor may have for possession and/or for arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and its effects, by force if necessary, without being liable for prosecution or any claim for damages. Lessee agrees to indemnify Lessor for all loss, damage, and expense including any attorney's fees which Lessor may suffer by reason of such termination.

     (B) Declare the entire amount of all rents which would have become due and payable during the remainder of the Lease Term, due and payable immediately, in which event Lessee agrees to pay the same at once to Lessor. Such payments shall not constitute a penalty, a forfeiture, or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of the Lease Term. The acceptance of such payment by Lessor shall not constitute a waiver of any failure of Lessee to comply with any term, provision, condition, or covenant of this Lease.

     (C) Enter upon and take possession of the Premises, by force if necessary, without being liable for prosecutions or any claim for damages. Lessor may relet the Premises an the agent of the Lessee and receive the rent therefor. In such event, Lessee shall pay Lessor cost of renovating, repairing, and altering the Premises for a new tenant or tenants plus any deficiency that may arise by reason of such reletting on demand. The failure or refusal of Lessor to relet the Premises shall not release or affect Lessee's liability for all rents or for any and all such damages involved.

     (D) Enforce Lessee's specific performance of each and every provision of this Lease.

        Lessor may, as agent of Lessee, do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses and interests which Lessor may incur in effecting compliance with this lease on behalf of Lessee. Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by the negligence of Lessor or otherwise.

        Failure by Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take action as might be lawful or authorized hereunder, either in law or in equity. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies.

27. Remedies. No act or thing done by Lessor or its agents during the term hereof shall be deemed an acceptance of a surrender of the Premises. The acceptance of rent by Lessor with knowledge of the breach of any covenant contained in this Lease and/or the failure of Lessor to enforce any of the attached rules and regulations (or ones hereafter adopted) against Lessee (or any other lessee) shall not be deemed a waiver. Any agreement to accept a surrender of the Premises or accept a waiver of said rules and regulations by Lessor shall not be valid unless made in writing and signed by Lessor. The mention in this Lease or the pursuit of any particular remedy shall not preclude Lessor from any other remedy Lessor might have, either in law or in equity.

28. Estoppel Certificate. The Lessee agrees that from time to time upon not less than ten (10) days prior request by Lessor, Lessee will deliver to Lessor a Statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect); (b) the dates to which the rent and other charges have been paid; and (c) that the Lessor is not in default under any provision of this Lease, or if in default, the nature thereof in detail. The Lessee hereby appoints the Lessor as attorney-in-fact for the Lessee with full power and authority to execute and deliver in the name of the Lessee any such certificate in the event the Lessee fails to do so on request.



  IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.

LESSEE:    Cass Communications, Incorporated,        LESSOR:  1800 Sherman Associates, an Illinois General Partnership,
an Illinois Corporation                              by its agent Equity Office Properties, Inc.

BY:        /s/  Alan Weisiman                        BY:      /s/  Pamela Boneham
   ------------------------------------------           ---------------------------------------------------------------
TITLE:     Alan Weisman, President                   TITLE:   Pamela Boneham, Vice President
      ---------------------------------------              ------------------------------------------------------------

                                   EXHIBIT B

                        BUILDING RULES AND REGULATIONS
                        ------------------------------

     This Exhibit is attached to and made a part of the Lease dated April 21, 1994 by and between 1800 Sherman Associates, an Illinois General Partnership ("Landlord"),by its agent, Equity Office Properties, Inc., and Cass Communications, Incorporated, an Illinois Corporation ("Tenant") for space in the Building located at 1800 Sherman, Evanston, Illinois 60201

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from tile Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

6. Tenant will refer to Landlord for Landlord's supervision, approval, and control all contractors, contractors' representatives, and installation technicians rendering any service to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord, Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or any of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

8. Landlord shall have the power to prescribe tile weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation or removal of any property of Tenant, or done by Tenants property while in the Building, shall be repaired at the expense of Tenant.

9.   Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not (i) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them, (ii) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising, or
     (iii) conduct or permit any other activities in the Building that might constitute a nuisance.

11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. (S) 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Tenant shall bear the cost and expense of such extermination services, provided that Tenant shall not be obligated to pay more for its participation in such termite and pest extermination services than the prevailing competitive rates charged by reputable independent termite and pest control exterminators for the same service on a direct and individual basis.

16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation the use of any electronic or gas heating devices, without Landlord's prior written consent.

17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is, inconsistent with good business practice.

26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

ATTEST:                                  LANDLORD:
                                         1800 Sherman Associates, an
                                         Illinois General Partnership

                                         BY: EQUITY OFFICE PROPERTIES,
                                         INC., as agent

   /s/ Janice M Hay                      By:     /s/ Pamela Boneham
--------------------------------            --------------------------

Name (print):  Janice M Hay              Name:   Pamela Boneham
             -------------------              ------------------------
________________________________         Title:  Vice President
                                               -----------------------
Name(print):____________________


ATTEST:                                  TENANT:
                                         Cass Communications, Incorporated,
                                         an Illinois Corporation

  /s/ Jeffrey S Blumberg                 By:      /s/ Alan Weisman
------------------------------------        -------------------------------
Name (Print): Jeffrey S. Blumberg        Name:    Alan Weisman
             -----------------------          ------------------------------
____________________________________     Title:   President
                                               -----------------------------
Name (print):_______________________


                           [FLOOR PLAN APPEARS HERE]
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